UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 27, 2024

DOMA HOLDINGS, INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-39754	84-1956909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Mission Street, Suite 1050
San Francisco, California 94105
(Address of principal executive offices) (Zip code)

650-419-3827
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DOMA	The New York Stock Exchange
Warrants to purchase common stock	DOMAW	*

* The warrants are trading on the OTC Pink Marketplace under the symbol “DOMAW”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

On August 27, 2024, Doma Holdings, Inc., a Delaware corporation (“Doma” or the “Company”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 28, 2024, by and among the Company, RE Closing Buyer Corp., a Delaware corporation (“Parent”), and RE Closing Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Upon completion of the Merger, the Company will no longer be publicly held. The Company’s common stock will be delisted from the New York Stock Exchange, the Company’s warrants will no longer trade on the OTC Pink Marketplace and the Company will be deregistered under the Securities Exchange Act of 1934, as amended.

There were 14,149,571 shares of common stock, par value $0.0001 per share, of Doma (the “Doma common stock”), issued and outstanding as of July 15, 2024, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 11,283,236 shares of Doma common stock were present via webcast or represented by proxy, representing approximately 79.74% of the total outstanding shares of Doma common stock as of the Record Date, which constituted a quorum.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by Doma with the Securities and Exchange Commission on July 18, 2024 (the “Proxy Statement”)):

Proposal 1 – Merger Proposal: To approve and adopt the Merger Agreement, dated March 28, 2024.

Proposal 2 – Adjournment Proposal: To approve the adjournment of the Special Meeting from time to time if necessary or appropriate, as determined in good faith by the Board of Directors of the Company, including to solicit additional proxies if there are insufficient votes to adopt Proposal 1.

For more information on each of these proposals, see the Proxy Statement.

The approval of the Merger Proposal required the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Doma common stock entitled to vote in accordance with the General Corporation Law of the State of Delaware and (ii) at least a majority of the voting power of the outstanding shares of Doma common stock held by the Disinterested Stockholders (as defined in the Proxy Statement).

The approval of the Adjournment Proposal required the affirmative vote of the holders of a majority of the votes cast by the Company’s stockholders present via webcast or represented by proxy at the Special Meeting, assuming that a quorum is present.

For each of the Merger Proposal and the Adjournment Proposal, each record holder of Doma common stock was entitled to one (1) vote for each outstanding share of Doma common stock owned of record on the Record Date.

Each of Proposal 1 and Proposal 2 was approved by the requisite vote of Doma’s stockholders. Although Proposal 2 was approved, the adjournment of the Special Meeting was not necessary because Doma’s stockholders approved Proposal 1. A summary of the voting results for each proposal is set forth below.

Proposal 1 – Merger Proposal

The total number of votes (based on the voting power of shares entitled to vote) were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,157,292	101,675	24,269	---

The total number of votes (based on the voting power of shares held by Disinterested Stockholders) were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,028,004	101,675	24,269	---

Proposal 2 – Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,087,471	168,429	27,336	---

Because the Merger Proposal was adopted by the requisite vote, no adjournment to solicit additional proxies was necessary.

The Merger is expected to close in the second half of 2024, subject to customary closing conditions, including certain insurance regulatory approvals. Doma does not intend to disclose developments with respect to insurance regulatory approvals unless and until its Board of Directors determines such disclosure is appropriate or is otherwise required.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2024

By:	/s/ Mike Smith
Name:	Mike Smith
Title:	Chief Financial Officer